NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
                      SECOND AMENDED 1988 STOCK OPTION PLAN

         1.       Purpose
                  -------

         The purpose of the 1988 Stock Option Plan (as amended, the "Plan") is to attract and retain the best available directors and salaried employees for positions of substantial responsibility in National Health Enhancement Systems, Inc., a Delaware corporation (the "Company"), or any successor or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the business of the Company.

         2.       Incentive and Nonqualified Stock Options
                  ----------------------------------------

         Two types of options may be granted under the Plan; options intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"); and other options not specifically authorized or qualified for favorable income tax treatment by the Code ("Nonqualified Stock Options").

         3.       Eligibility and Administration
                  ------------------------------

                  (a) Except as provided in Section 3(b) hereof, only key employees of the Company or any of its subsidiaries who are not directors and/or officers shall be eligible to receive Incentive Stock Options or Nonqualified Stock Options under the Plan under the terms and conditions set forth in Paragraph 5. An employee may receive more than one option under the Plan. For the purposes of the Plan, the term "subsidiary" shall mean any corporation which the company controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

                  (b) Any (i) director or officer of the Company who is not an employee of the Company or any of its subsidiaries shall be eligible to receive only Nonqualified Stock Options, (ii) Consultant shall be eligible to receive only Nonqualified Stock Options; and (iii) director or officer of the Company who is a key employee of the Company or any of its subsidiaries shall be eligible to receive Incentive Stock Options and/or Nonqualified Stock Options, all pursuant to the Plan under the terms and conditions set forth in Paragraph
6. "Consultant," for purposes of this Plan, shall mean any person who is engaged by the Company or any of its subsidiaries as a consultant or advisor; provided that bona fide services shall be rendered by consultants and advisors and such consultants and advisors are compensated for their consulting services.


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                  (c) Options  granted under the Plan shall be  administered  by the Board of Directors or a committee of directors or others (the "Committee") appointed by the Board of Directors.

         4.       Shares Subject to Options
                  -------------------------

         The stock available for grant of options under the Plan shall be shares of Common Stock of the Company not reserved for any other purposes or shares of Common Stock held in or acquired for the treasury of the Company. The number of shares which may be issued solely pursuant to exercise of Incentive Stock Options granted under the Plan shall be 700,000 shares. The number of shares which may be issued solely pursuant to exercise of Nonqualified Stock Options shall be 700,000 shares. The number of shares which may be issued as either Incentive Stock Options or Nonqualified Stock Options, at the discretion of the Board of Directors or the Committee, shall be 300,000 shares. Therefore, up to a total of 1,700,000 shares may be issued under the Plan. If any outstanding option under the plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option shall again be available for options under the Plan as if no options had been granted with respect to such shares.

         5.      Terms and  Conditions  of Options for  Optionees  Described  in
                 ---------------------------------------------------------------
                 Paragraph 3(a)
                 --------------

         The Board or the Committee shall determine, within the limits of the express provisions of the Plan, the individuals to whom, and the time or times at which, options shall be granted, the type of option to be granted (i.e., Incentive Stock Options or Nonqualified Stock Options), the number of shares to be subject to each option, the duration of each option, the option price under each option, and the time or times within which (during the term of the option) all or portions of each option may be exercised. In making such determinations, the Board or the Committee may take into account the nature of the services rendered by such individual or classes of individuals, their present and potential contributions to the Company's success, and such other factors as the Board or the Committee in its discretion shall deem relevant.

         Subject to the express provisions of the Plan, the Board or the Committee may interpret the Plan, prescribe, amend, and rescind rules and regulations relating to it, determine the terms and provisions of the respective Option Agreements (defined below and which need not be identical), and make all other determinations necessary or advisable for the administration of the Plan.

         Options granted under the Plan shall be evidenced by agreements in such form and containing such provisions which are consistent with the Plan as the Board or Committee shall from time to time approve ("Option Agreements"). Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the terms and conditions set forth below.

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                  (a) Each  employee  to whom an option is granted  shall  enter into an Option Agreement with the Company setting forth terms and conditions of the options granted to the employee. Each such agreement shall contain terms and conditions consistent with the Plan as the Board or Committee shall approve.

                  (b) The purchase price for the shares subject to any option shall not be less than 100% of the fair market value of the stock on the date the option is granted; provided, however, that the option price for the Incentive Stock Option shall not be less than 110% of the fair market value of such stock on the date the option is granted to an individual then owning (after the application of the family and other attribution rules of Section 425(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation. For purposes of the Plan, the "fair market value" of any shares subject to the Plan at the date the option is granted shall be (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange on such date, or if no sale of such stock shall have been made on such exchange on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on an exchange, the average of the closing bid and asked prices per share for such stock in the over-the-counter market as quoted on NASDAQ on such date, or (iii) if such stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or the Committee. In no event shall the initial exercise price for any option be less than the par value of the stock subject to the option.

                  (c) The purchase  price for any shares  purchased  pursuant to exercise of an option granted under the Plan shall be paid in full upon exercise of the option in cash, by check or by transferring to the Company shares of such stock at their fair market value as determined by Paragraph 5(b). Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the exercise of the option, on such terms as may be approved by the Board or Committee, subject to applicable regulations of the Federal Reserve Board, Sections 483, 1274 and 7872 of the Code and regulations promulgated thereunder, and any other laws or regulations in effect at the time such credit is extended.

                  (d) No option shall be exercisable after the expiration of the earliest of (i) in the case of an Incentive Stock Option, ten years from the date the option is granted or, five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 425(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation, (ii) in the case of a Nonqualified Stock Option, eleven years from the date the option is granted,
(iii) three months after the date the optionee's employment with the Company or any of its subsidiaries terminates, if such termination is for any reason other than permanent and total disability (defined below), death or cause, (iv) the date the optionee's employment with the Company or any of its subsidiaries terminates, if such termination is for cause, as determined by the Board or Committee in its sole discretion, or (v) one year after the date the optionee's employment with the Company

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
or any of its subsidiaries terminates if such termination is the result of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code; provided, however, that the Option Agreement for any option may provide for shorter periods of exercisability in each of the foregoing instances.

                  (e) No option shall be exercisable during the lifetime of an optionee by any person other than the optionee, his guardian or legal representative. The Board or the Committee shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise. To the extent that an optionee has the right to exercise an option and purchase shares pursuant thereto, the option may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. If shares of stock are used in part or full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange at their fair market value as of the date of exercise of the option in accordance with the provisions of Paragraph 5(b). Any certificate for shares of outstanding stock used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered owner of the certificate (with the signature thereon guaranteed). If the certificate tendered by the optionee in such payment covers more shares than are required for such payment, the certificate shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to the disposition of the balance of the shares covered thereby.

                  (f) No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution.

                  (g) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such optionee during any calendar year (under all such plans of the Company and any subsidiary corporation) shall not exceed $100,000.

                  (h) Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each optionee accepting an option shall represent, warrant, and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

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
                  (i) An optionee or transferee of an optionee shall have no rights as a shareholder of the Company with respect to any shares covered by any option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided for in Paragraph 5(k). Nothing in the Plan or in any Option Agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with any right of the Company or any subsidiary of the Company to terminate the optionee's employment at any time.

                  (j) In no event shall the Company be required to issue fractional shares upon the exercise of an option.

                  (k) If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar transactions, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under the Plan and for which options then outstanding under the Plan may thereafter be exercised. In the event of an adjustment to the number and/or type of shares or securities for which options may thereafter be granted under the Plan, the exercise price applicable to the unexercised portions of options under the Plan shall be appropriately adjusted by the Board or the Committee.

                  (l) Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights of the optionee under the option.

                  (m) Each option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board or Committee, such as, without limitation, discretionary performance standards, mandatory purchase of shares on the open market on a pro rata basis or tax withholding provisions. The Company's obligation to deliver shares of stock pursuant to Paragraph 5 shall be subject to applicable federal, state and local tax withholding requirements.

                  (n) In the event the market value of stock subject to option under the Plan shall be less than the option price for such stock, the Board or Committee may, in its discretion and with the consent of the optionee, cancel such options and grant new options consistent with the terms of the Plan.

         6.      Terms and  Conditions  of Options for  Optionees  Described  in
                 ---------------------------------------------------------------
                 Paragraph 3(b)
                 --------------

         The Board or the Committee shall determine, within the limits of the express provisions of the Plan, the individuals to whom, and the time or times at which, options shall be granted, the type of option to be granted (i.e., Incentive Stock Options or Nonqualified Stock Options), the number of shares to be subject to each option, the duration of each option, the option price under each option, and the time or times within which (during the term of the option) all or portions of each option may be exercised. In making such determinations, the Board or the Committee may take into account the nature of the services rendered by such individual or classes of individuals, their present and potential contributions to the Company's success, and such other factors as the Board or the Committee in its discretion shall deem relevant.

         Subject to the express provisions of the Plan, the Board or the Committee may interpret the Plan, prescribe, amend, and rescind rules and regulations relating to it, determine the terms and provisions of the respective Option Agreements (which need not be identical), and make all other determinations necessary or advisable for the administration of the Plan.

         Options granted under the Plan shall be evidenced by Option Agreements in such form and containing such provisions which are consistent with the Plan as the Board or Committee shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

                  (a) Each director or officer to whom an option is granted shall enter into an Option Agreement with the Company setting forth the terms and conditions of the options granted to the director or officer. Each such agreement shall contain terms and conditions consistent with the Plan as the Board or Committee shall approve.

                  (b) The purchase price for the shares subject to an Incentive Stock Option shall not be less than 100% of the fair market value of the stock on the date the option is granted; provided, however, that the option price for an Incentive Stock Option shall not be less than 110% of the fair market value of such stock on the date the option is granted to an individual then owning (after the application of family and other attribution rules of Section 425(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation. The purchase price for the shares subject to a Nonqualified Stock Option shall be determined by the Board or the Committee in its discretion. For purposes of the Plan, the "fair market value" of any shares subject to the Plan at any date shall be (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange on such date, or if no sale of such stock shall have been made on such exchange on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on an exchange, the average of the closing bid and asked prices per share for such stock in the over-the-counter market as

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
quoted on NASDAQ on such date, or (iii) if such stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or Committee. In no event shall the initial exercise price for any option be less than the par value of stock subject to the option.

                  (c) The purchase  price for any shares  purchased  pursuant to exercise of an option granted under the Plan shall be paid in full upon exercise of the option in cash, by check or by transferring to the Company shares of such stock at their fair market value as determined by Paragraph 6(b). Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the exercise of the option, on such terms which are no more favorable than as may be approved by the Board or Committee for optionees described in Paragraph 3(a), subject to applicable regulations of the Federal Reserve Board, Sections 483, 1274 and 7872 of the Code and regulations promulgated thereunder, and any other laws or regulations in effect at the time such credit is extended.

                  (d) No option shall be exercisable after the expiration of the earliest of (i) in the case of an Incentive Stock Option, ten years from the date the option is granted or, five years from the date the option is granted to an individual owning (after application of the family and other attribution rules of Section 425(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation, (ii) in the case of a Nonqualified Stock Option, eleven years from the date the option is granted,
(iii) three months after the date the optionee's employment with the Company or any of its subsidiaries terminates, if such termination is for any reason other than permanent and total disability (defined below), death or cause, (iv) three months after the date the optionee's position as an officer or director of the Company terminates if such termination is for any reason other than permanent and total disability (defined below), death or cause, (v) the date the optionee's employment with the Company or any of its subsidiaries terminates if such termination is for cause, as determined by the Board or Committee in its sole discretion, (vi) the date the optionee's position as an officer or director of the Company terminates if such termination is for cause, as determined by the Board or Committee in its sole discretion, (vii) one year after the date the optionee's employment with the Company or any of its subsidiaries terminates, if such termination is the result of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, or (viii) one year after the date the optionee's position as an officer or director of the Company terminates if such termination is the result of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code; provided, however, that the Option Agreement for any option may provide for shorter periods in each of the foregoing instances.

                  (e) No option shall be exercisable during the lifetime of an optionee by any person other than the optionee, his guardian or legal representative. The Board or the Committee shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise. To the extent that an optionee

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
has the right to exercise an option and purchase shares pursuant thereto, the option may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. If shares of stock are used in part or full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purposes of such exchange at their fair market value as of the date of exercise of the option in accordance with the provisions of Paragraph 6(b). Any certificates for shares of outstanding stock used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered owner of the certificate (with the signature thereon guaranteed). If the certificate tendered by the optionee in such payment covers more shares than are required for such payment, the certificate shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to the disposition of the balance of the shares covered thereby.

                  (f) No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution.

                  (g) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such optionee during any calendar year (under all such plans of the Company and any subsidiary corporation) shall not exceed $100,000.

                  (h) Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each optionee accepting an option shall represent, warrant and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

                  (i) An optionee or transferee of an optionee shall have no rights as a shareholder of the Company with respect to any shares covered by any option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided for in Paragraph 6(k). Nothing in the Plan or in any Option Agreement shall confer upon any optionee any right to continue in the employ of the Company or any of its subsidiaries or to continue as a director or officer of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's status as an employee, officer or director at any time.

                  (j) In no event shall the Company be required to issue fractional shares upon the exercise of an option.

                  (k) If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar transactions, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under the Plan and for which options then outstanding under the Plan may thereafter be exercised. In the event of an adjustment to the number and/or type of shares or securities for which options may thereafter be granted under the Plan, the exercise price applicable to the unexercised portions of options under the Plan shall be appropriately adjusted by the Board or the Committee.

                  (l) No Nonqualified Stock Options shall vest until at least one year from the date of grant.

                  (m) Options may be exercised only during the ten-day period following the release of quarterly or annual financial information by the Company.

                  (n) In the event the market value of stock subject to option under the Plan shall be less than the price for such stock, the Board or Committee may, in its discretion and with the consent of the optionee, cancel such options and grant new options consistent with the terms of the Plan.

                  (o) The Company's obligation to deliver shares of stock pursuant to Paragraph 6 shall be subject to applicable federal, state and local tax withholding requirements.

         7.       Termination or Amendment of the Plan
                  ------------------------------------

         The Board or Committee may at any time terminate the Plan. With respect to Incentive Stock Options, the Board or Committee may at any time amend the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry the Plan into effect without further action on the part of the shareholders of the Company; but the Board or the Committee may not, without the approval of the Company's shareholders, make any alteration or amendment of the Plan which (i) makes any change in the class of persons eligible to receive options under the Plan; (ii) increases, other than by operation of paragraphs 5(k) or 6(k) hereof, the total number of shares of stock for which options may be granted under the Plan; (iii) extends the term of the Plan or the maximum option period provided under the Plan; or (iv) decreases the minimum option price provided under the Plan; and provided further that, without the consent of the optionee, no amendment may adversely affect any outstanding option or any unexercised portion thereof. With respect to Nonqualified Stock Options, the Board or Committee may at any time amend the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry the Plan into effect without further action on the part of the shareholders of the Company. Notwithstanding any other provision to the contrary, any provision of this Plan may be amended by the Board or Committee as required to obtain necessary approvals of governmental agencies if (i) such change does not materially alter the rights and interests of shareholders of the Company and (ii) such change does not result in a failure of options granted to directors or officers to comply with the provisions of Section 16(b) of the Securities Exchange Act of 1934 and Rule 16b-3 thereunder.

         8.       Shareholder Approval and Term of the Plan
                  -----------------------------------------

         The Plan shall be effective upon the first day of the month after which the Board approves the Plan, subject to approval by the shareholders of the Company. Unless sooner terminated by the Board, the Plan will expire ten years after the date of adoption of the Plan by the Board in May 1998. Any option outstanding under the Plan at the time of the Plan's termination shall remain in effect in accordance with the option's terms and conditions and the terms and conditions of the Plan.

         9.       Use of Proceeds
                  ---------------

         The proceeds from the sale of Stock pursuant to the Plan will be used for general corporate purposes.

         10.      Governing Law
                  -------------

         The Plan shall be governed by and interpreted according to the laws of the State of Delaware.

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